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                                                                     Exhibit 3.3

                             [FIELDWORKS LETTERHEAD]

David Mell
9211 Knollwood Drive No.
Stillwater, MN  55082

July 15, 1999

David,

This letter will confirm our earlier agreement regarding salary continuation.

Should your service with FieldWorks be terminated without cause, FieldWorks will provide you with six months of salary continuation.

Please sign this form and return it to Steve Wagner in Human Resources.

Sincerely,


/s/ David Malmberg

David Malmberg
Chairman and CEO FieldWorks


/s/  David C. Mell              7/15/99
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David C. Mell                   Date